EXHIBIT 99.1

SMSC REPORTS 25% YEAR-OVER-YEAR INCREASE IN FIRST
QUARTER FISCAL 2007 SALES
Earnings Exceed Prior Expectations
Hauppauge, NY — July 10, 2006 — SMSC (Nasdaq: SMSC) today announced first quarter fiscal 2007 sales and revenues of $86.1 million, up 25% from $68.8 million in last year’s first quarter, and up 2% from last year’s fourth quarter. On a GAAP basis, operating income in the first quarter was $10.7 million, and net income was $8.6 million, or $0.37 per diluted share. GAAP results for the first quarter of fiscal 2007 include the effect of adopting the FASB Statement 123(R), for which a net credit of $3.1 million was recorded in the quarter.
SMSC also presents results on a non-GAAP basis to provide additional insight into underlying operating performance on a comparable basis. For fiscal 2006 this excludes the write-off of in-process research and development costs acquired in the acquisition of OASIS SiliconSystems (OASIS) and the non-cash charges and credits associated with Stock Appreciation Rights (SARs). For fiscal 2007 this excludes the non-cash net credit associated with the adoption of FAS 123(R), and in both periods excludes the amortization of intangible assets. A reconciliation of GAAP to non-GAAP measures is provided in a schedule accompanying this release.
On a non-GAAP basis, operating income was $9.2 million, or 10.6% of sales and revenues (an increase of $2.9 million or 47% from the same period last year), net income was $7.6 million (an increase of $3.0 million or 65% from the same period last year) and net income per diluted share was $0.33 (an increase of $0.10 or 43% from last year). Included in the quarterly provision for taxes was the favorable $0.7 million (or $0.03 per diluted share) impact of utilizing a net operating loss in Germany.
Included in the current quarter’s revenues were $14.5 million from the product lines acquired with OASIS on March 30, 2005. These products contributed $9.3 million of revenues in the two months of ownership in the comparable quarter last year.
Revenues in the Consumer Electronics and Infotainment market were $31.0 million, or 36% of the company total, as a result of market share gains and growing volume. Mobile and Desktop PC product sales declined from the fourth quarter by $2.5 million to $37.4 million due to the seasonally-muted PC business cycle. The contribution of Mobile and Desktop PC product sales declined from the fourth quarter from 47% to 43% of total sales and revenues due to the decrease in sales, and in part, because of the strong growth in the Consumer Electronics and Infotainment market revenues. Industrial and Other product sales were $14.9 million, and accounted for 17% of total sales and revenues. Intellectual property revenues included in this market vertical were $2.8 million, or 3% of total sales and revenues. To aid investors, sales and revenues by vertical market category for each of the last five fiscal quarters is provided as supplemental un-audited information on SMSC’s website.
SMSC previously disclosed that, as a result of the achievement of certain performance goals, the former OASIS shareholders earned an additional $16.4 million of consideration, consisting of approximately 0.2 million shares of SMSC common stock valued at $4.0 million, and $12.2 million of cash, all of which was tendered and paid during the first quarter of fiscal 2007. SMSC has no bank debt, and book value per share as of May 31, 2006 was $15.88. During the quarter SMSC repurchased 183,000 shares of common stock for $4.3 million. Cash and liquid investments at May 31, 2006 were $129.5 million, down from $155.0 million at February 28, 2006.
Steven J. Bilodeau, Chairman and Chief Executive Officer, said, “SMSC turned in a quarter of impressive year-over-year growth. Revenues increased by 25% from the same period last year due to strong design ramps and consumer market penetration. GAAP operating income as a percentage of sales was 12% and net income per diluted share was $0.37. On a non-GAAP basis, operating income was 10.6% of sales and net income per diluted share was $0.33, exceeding the Company’s prior estimate.
“The revenue growth in Consumer Electronics and Infotainment markets more than offset softness in the PC market. We anticipate sequential growth in each of our market verticals in the second quarter, and we still expect that SMSC will substantially outgrow the overall semiconductor market again this year.”
For the second quarter of fiscal 2007, revenues are expected to be between $92 and $96 million, which at the midpoint of this range represents over 18% year-over-year growth. Revenue increases are expected in all market verticals. Non-GAAP net income, excluding the impact of all SARs and option compensation expenses and amortization of acquired intangibles, is expected to be between $0.32 and $0.36 per share, assuming approximately 24 million diluted weighted average shares outstanding. This guidance is presented only on a non-GAAP basis to provide comparability to historical non-GAAP financial measures and because of SMSC’s inability to project the charges required to record equity-based compensation on a GAAP basis.
A management teleconference to discuss the quarterly results is scheduled for 8:00 AM EDT, July 10, 2006. Slide presentation materials containing additional disclosure regarding results and future earnings expectations, and a link to a webcast of the teleconference will be accessible from the investor relations section of SMSC’s website at www.smsc.com.
About SMSC:
Many of the world’s most successful global technology companies rely upon SMSC as a go-to resource for semiconductor system solutions that span analog, digital and mixed-signal technologies. Leveraging substantial intellectual property, integration expertise and a comprehensive global infrastructure, SMSC solves design challenges and delivers performance, space, cost and time-to-market advantages to its customers. SMSC’s application focus targets key vertical markets including mobile and desktop PCs, servers, consumer electronics, automotive infotainment and industrial applications. The Company has developed leadership positions in its select markets by providing application specific solutions such as mixed-signal PC system controllers, non-PCI Ethernet, ARCNET, MOST and Hi-Speed USB.

SMSC is headquartered in Hauppauge, New York with operations in North America, Asia and Europe. Engineering design centers are located in Arizona, New York, Texas and Karlsruhe, Germany. Additional information is available at www.smsc.com.
Forward Looking Statements:
SMSC’s quarterly results of operations have not been audited by the Company’s independent accountants. Except for historical information contained herein, the matters discussed in this announcement are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause our actual future results to be materially different from those discussed in forward-looking statements. Our risks and uncertainties include the timely development and market acceptance of new products; the impact of competitive products and pricing; our ability to procure capacity from our suppliers and the timely performance of their obligations, the effects of changing economic conditions domestically and internationally and on our customers; changes in customer order patterns, our relationships with and dependence on customers and growth rates in the personal computer, consumer electronics and embedded and automotive markets and within our sales channel; changes in customer order patterns, including order cancellations or reduced bookings; the effects of tariff, import and currency regulation; potential or actual litigation; and excess or obsolete inventory and variations in inventory valuation, among others. In addition, SMSC competes in the semiconductor industry, which has historically been characterized by intense competition, rapid technological change, cyclical market patterns, price erosion and periods of mismatched supply and demand.
Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations and may not reflect the potential impact of any future acquisitions, mergers or divestitures. All forward-looking statements speak only as of the date hereof and are based upon the information available to SMSC at this time. Such statements are subject to change, and the Company does not undertake to update such statements, except to the extent required under applicable law and regulation. These and other risks and uncertainties, including potential liability resulting from pending or future litigation, are detailed from time to time in the Company’s reports filed with the SEC. Investors are advised to read the Company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly those sections entitled “Other Factors That May Affect Future Operating Results” or “Risk Factors” for a more complete discussion of these and other risks and uncertainties.
Use of Non-GAAP Financial Information
Included within the press release are non-GAAP financial measures that supplement the Company’s Consolidated Statements of Operations prepared under general accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company’s actual results prepared under GAAP to exclude certain charges as more fully described in the accompanying press release. The non-GAAP measures have been reconciled to and should be considered together with the Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information assists in evaluating operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate SMSC’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for corresponding, similarly captioned, GAAP measures.
SMSC is a registered trademark of Standard Microsystems Corporation.
Contact:
Carolynne Borders
Director of Corporate Communications
SMSC
Phone: 631-435-6626
Fax: 631-273-5550
carolynne.borders@smsc.com

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended
	May 31,
	2006	2005

Revenues	$86,144	$68,807

Costs and expenses:
Cost of goods sold	44,914	36,492
Research and development	15,168	12,966
Selling, general and administrative	13,803	13,591
Amortization of intangible assets	1,569	1,153
In-process research and development	—	895

Income from operations	10,690	3,710

Interest income	1,146	723
Interest expense	(32)	(21)
Other expense, net	(63)	(26)

Income before provision for income taxes	11,741	4,386

Provision for income taxes	3,108	1,359

Net income	$8,633	$3,027

Basic net income per share:	$0.40	$0.15

Diluted net income per share:	$0.37	$0.15

Weighted average common shares outstanding:
Basic	21,824	20,066
Diluted	23,147	20,476

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP AND NON-GAAP CONSOLIDATED FINANCIAL DATA (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended May 31,
	2006				2005
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP

Sales and revenues	$86,144	$—		$86,144	$68,807	$—		$68,807

Costs and expenses:
Cost of goods sold	44,914	488	(f)	45,402	36,492	(605	)(a)	35,887
Research and development	15,168	534	(f)	15,702	12,966	32	(b)	12,998
Selling, general and administrative	13,803	2,078	(f)	15,881	13,591	85	(b)	13,676
Amortization of intangible assets	1,569	(1,569	)(d)	—	1,153	(1,153	)(d)
In-process research and development	—	—		—	895	(895	)(c)	—

Income from operations	10,690	(1,531)		9,159	3,710	2,536		6,246

Interest income	1,146	—		1,146	723	—		723
Interest expense	(32)			(32)	(21)			(21)
Other income (expense), net	(63)	—		(63)	(26)	—		(26)

Income before provision for income taxes	11,741	(1,531)		10,210	4,386	2,536		6,922

Provision for income taxes	3,108	(459	)(e)	2,649	1,359	954	(e)	2,313

Net income	8,633	(1,072)		7,561	3,027	582		4,609

Basic net income per share	$0.40			$0.35	$0.15			$0.23

Diluted net income per share	$0.37			$0.33	$0.15			$0.23

Weighted average common shares outstanding:
Basic	21,824			21,824	20,066			20,066
Diluted	23,147			23,147	20,476			20,476
Notes:
SMSC uses non-GAAP information to evaluate its operating results and believes such information also provides investors with additional insight into its underlying operations. This schedule presents a full reconciliation between non-GAAP and GAAP results.

(a)	The adjustment to Cost of goods sold includes $614 to remove the impact of writing up the cost of inventory at the date of the OASIS acquisition over OASIS’ original cost of the inventory. That write up only impacted GAAP Cost of goods sold for the turnover period of the OASIS inventory at the date of acquisition. That turnover period concluded in the quarter ending November 30, 2005. The additional $9 offsetting adjustment to Cost of goods sold is to remove the non-cash impact of the provision to adjust Stock Appreciation Rights (SARs) to market value as a result of the increase in SMSC’s stock price in the quarter.

(b)	The adjustments to Research & development and Selling, general & administrative expense are to remove the impact of the provision to adjust Stock Appreciation Rights (SARs) to market value as a result of the increase in SMSC’s stock price in the quarter.

(c)	The adjustment to In-process research and development is to remove the cost of in-process research and development that was purchased in the OASIS acquisition and immediately expensed.

(d)	The adjustments to Amortization of intangible assets are related to the fiscal 2006 OASIS Acquisition and the fiscal 2003 acquisition of Gain Technology Corporation (Gain).

(e)	The adjustments to the Provision for income taxes was determined by applying the appropriate incremental tax rates to the adjustments described in notes (a) through (f).

(f)	The adjustments to Cost of goods sold, Research & development and Selling, general & administrative expense are to remove the impact of the provision to recognize Stock Appreciation Rights (SARs) and employee stock options at fair value as a result of the Company’s adoption of FASB Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), effective March 1, 2006. The company does not remove the charges under FAS 123R related to restricted stock awards in its non-GAAP presentation because they relate to normally recurring employee bonus compensation. As SARs are exercised, the actual cash cost of SARs is included within non-GAAP operating measures. Cash paid in connection with SARs totaled $31k, $12k of which was included in Research & development and $19k included in Selling, general and administrative expenses.

STANDARD MICROSYSTEMS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands)

	May 31,	February 28,
	2006	2006
Assets
Current assets:
Cash and cash equivalents	$24,500	$43,932
Short-term investments	105,023	111,101
Accounts receivable, net	44,033	39,802
Inventories	49,574	41,861
Deferred income taxes	16,974	17,457
Other current assets	10,001	5,651

Total current assets	250,105	259,804

Property, plant and equipment, net	45,928	38,140
Goodwill	96,987	94,606
Intangible assets, net	44,262	44,039
Deferred income taxes	6,644	8,307
Other assets	3,090	3,314

	$447,016	$448,210

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$30,275	$27,220
Deferred income on shipments to distributors	15,007	13,205
Accrued consideration payable pursuant to business acquisition agreement	—	17,750
Accrued expenses, income taxes and other liabilities	26,364	28,919

Total current liabilities	71,646	87,094

Deferred income taxes	10,273	9,817
Other liabilities	14,212	17,330

Shareholders’ equity:
Preferred stock	—	—
Common stock	2,427	2,400
Additional paid-in capital	255,199	250,792
Retained earnings	121,275	112,642
Treasury stock, at cost	(30,286)	(25,961)
Deferred stock-based compensation	—	(3,953)
Accumulated other comprehensive income (loss)	2,270	(1,951)

Total shareholders’ equity	350,885	333,969

	$447,016	$448,210